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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-04295, No. 33-43898 and No. 333-11039) pertaining to the
Incentive Stock Option Plan of WFS Financial Inc and in the related prospectus of our report dated January 18, 2000, except for Notes 7 and 17, as to which the date is March 15, 2000 with respect to the consolidated financial statements of WFS Financial Inc and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          ERNST & YOUNG

Los Angeles, California
March 23, 2000